UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2024, Orgenesis Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Broaden Bioscience and Technology Corp. (“Broaden”) for the purchase by the Company of the following assets (the “Assets”):

The process and algorithms developed by Broaden for processing CAR-T, RACE CAR-T and all related products that will enable the Company to develop and sell treatments to third parties, which include Broaden’s rights, title and interests in and to all intellectual property, including, but not limited to, patents, patent applications, know-how, materials, licenses, permits and approvals related thereto.

Pursuant to the Purchase Agreement, in consideration for the purchase of the Assets, the Company will pay Broaden an amount equal to the value of the Assets established by a third party valuation firm selected by the Company (the “Valuation”), not to exceed $11,000,000 (the “Consideration”), less a debt adjustment relating to the $10,767,298 owed to the Company by Broaden for work performed and invoiced between August 2022 and May 2023 (the “Debt”), as detailed in the Purchase Agreement. The Consideration that exceeds the Debt will be payable at the election of the Company in shares of the Company’s common stock at a price of $3.00 per share or 10% above the market price at such time it is paid, whichever is higher, or a note with amortization in 24 months from the date of the Purchase Agreement, including prepayment provisions.

Pursuant to the Purchase Agreement, Broaden will concurrently contract with Orgenesis Maryland LLC, a wholly owned subsidiary of the Company, to exclusively purchase for Broaden and/or its affiliates all of Broaden’s and/or its affiliates’ requirements for cell therapy processing services related to the acquired Assets in perpetuity.

The Purchase Agreement contains representations, warranties, and covenants of the parties that are customary for a transaction of this type. The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the Purchase Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 of this Current Report on Form 8-K, on July 10 2024, the Company acquired the Assets pursuant to the Purchase Agreement. The information set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of July 10, 2024, between Orgenesis Inc. and Broaden Bioscience and Technology Corp.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: July 11, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary